Exhibit 10.2



                                COMMITMENT LETTER
                                -----------------

                                                                December 1, 2005

TDS Resort Phase 2, L.P.
c/o Resorts Development Group LLC
2462 Sand Lake Road
Orlando, FL 32809
Attn.: Malcolm J. Wright


Dear Mr. Wright:

     KeyBank National Association (hereinafter "Lender") hereby offers, subject
                                                ------
to the terms and conditions hereinafter set forth, to make the following commercial real estate mortgage loan (the "Loan"):
                                           ----

BORROWER:           TDS  RESORT  PHASE  2,  L.P.,  a  limited  partnership
                    organized  under  the  laws  of  the  State  of Florida (the
                    "Borrower").  The  Borrower shall be established in a manner
                     --------
                    satisfactory  to  Lender,  to  be  special  purpose entities
                    (i.e., bankruptcy remote) and are required to have an independent director.


GUARANTOR(S):       MALCOLM  J.  WRIGHT  ("Wright")  and  AMERICAN  LEISURE
                                           ------
                    HOLDINGS,  INC.,  A  corporation organized under the laws of the State of Florida ("ALH"); jointly and severally.
                                           ---

DESCRIPTION OF
PROJECT:            The  Loan  (sometimes  referred to  herein  as the "Phase II
                                                                        --------
                    Loan")  is  being  committed to concurrently with a separate
                    ----
                    loan  in  the amount of $40,000,000.00. Both loans relate to construction of phases of a development known as "Tierra del
                    Sol"  (the  "Resort"). The Loan which is the subject of this
                                 ------
                    Commitment is for Phase n of the Project, and the second loan is for Phase I.

                    Additionally, an entity related to the Lender, KeyBanc Capital Markets ("KeyBanc"), is underwriting the issuance of a Community Development District ("CDD") bonds, with net
                                                           ---
                    proceeds in the amount of approximately $21,500,000.00, which will be used for the payment of Project costs and to purchase common land. Borrower shall comply with all requirements of KeyBanc with respect to the CDD issuance. At
                                                                              --
                    Lender's  discretion, this Loan will be cross-defaulted with
                    --------------------------
                    the Phase I Loan and any other credits and/or obligations of the Borrower and/or Guarantors.

USE OF PROCEEDS:    The  Phase  II  Loan  proceeds  are  to  be  used solely for the  purpose  of  being  invested  as equity in Phase of the
                                                                          ------
                    Resort.
                    ------

PHASE II LOAN
AMOUNT: The principal amount of the Phase II Loan shall not exceed FOURTEEN MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($14,850,000.00) or so much thereof as may be advanced from time to time to or for the benefit of the Borrower subject to the terms and conditions of the Loan Agreement (the "Loan Amount").

TERM /PRINCIPAL
REPAYMENT:          If  not  sooner  paid,  the  entire  principal  balance
                    outstanding,  together  with  all  unpaid  interest thereon, fees,  and  costs  and expenses incurred by Lender, shall be due  and  payable  in full on the eighteenth (18th) calendar month anniversary of the Date of Closing ("Maturity").
                                                               --------

EQUITY REQUIREMENT: Borrower  shall  provide  evidence  reasonably  satisfactory to the Lender that Borrower's land appreciation equity invested in the Project indicates a loan-to-value ratio of not more than fifty percent (50%).

INTEREST RATE:      The  proceeds  of  the  Loan  shall  bear  interest  at  the daily,  adjusted  30-Day  LIBOR Adjusted Daily Rate plus the
                    LIBOR Rate Margin. The LIBOR Rate Margin shall be 3.10%. The
                    LIBOR  Rate  shall be the average rate as shown in Dow Jones
                    Markets (formerly Telerate) (Page 3750) at which deposits in
                    United States Dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m.
                    (London time) two (2) business days prior to the date an advance is made in an amount of the advance and with a maturity equal to the applicable Interest Period. The LIBOR
                    Rate will be adjusted for any applicable reserves and taxes if required by future regulations.

                    Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

DEFAULT RATE:       In  the  event  of  any  default, the interest rate shall be the greater of (i) three percent (3%) in excess of the Interest Rate otherwise applicable on each outstanding advance or (ii) eighteen percent (18%), but shall not at any time exceed the highest rate permitted by law.

INTEREST PAYMENTS:  Interest  on  the  principal  balance  outstanding  on  the
                    Phase II Loan from time to time shall be due and payable monthly beginning on the fifth (5th) day of the first calendar month following the Date of Closing (as hereinafter defined) and continuing on the fifth (5th) day of each consecutive calendar month thereafter.

INTEREST RATE
PROTECTION:         Borrower  may  elect  to  institute  an  interest  rate
                              ----------
                    hedging program through the purchase of an interest rate swap, cap, or other such interest rate protection product
                    ("Interest Rate Protection Product") with respect to the Phase II Loan. The Interest Rate Protection Product, the portion of the Phase II Loan (if less than the Phase n Loan
                    Amount) to which the Interest Rate Protection Product shall apply, and the financial institution providing the Interest
                    Rate Protection Product shall be subject to the prior approval of the Lender.

                    If Borrower purchases the Interest Rate Protection Product from the Lender, Borrower shall enter into the Lender's customary form agreement for such purposes and any indebtedness or other obligations of Borrower arising under such agreement shall be indebtedness secured by the Mortgage and the other Loan Documents.

LOAN FEES:          At  Closing,  fees  shall  be  payable  by  Borrower  to the
                    Lender as follows:

                    1.   COMMITMENT  FEE;  At  Closing,  a  Commitment  Fee  of
                         ---------------
                         ONE HUNDRED FORTY EIGHT THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($148,500.00) (1% of the Phase II Loan amount) shall be due and payable.

                    2.   EXIT  FEE:  When  Loan  is  due  and payable in full or
                         ---------
                         is prepaid in full (whether at Maturity or at any other
                         rate), Borrower will pay to Lender an exit fee equal to four percent (4%) of the Maximum Phase II Loan Amount unless: (a) the Loan is repaid with a construction loan from Lender or an affiliate of Lender; CONTAINING TERMS
                                                                ----------------
                         CONSISTENT  WITH  THE  PHASE  I  Loan,  or  (b)  Lender
                         -------------------------------------
                         declines to grant a construction loan to Borrower.

                    Borrower acknowledges that each such fees shall be for the applicable services rendered, supported by good, valuable and adequate consideration. The Commitment Fee shall be deemed to be earned by the Lender on the date of this Commitment, and shall not be refundable for any reason.

EXPENSES:           The  Borrower  shall  pay  all  costs and expenses including
                    (by way of illustration and not limitation): recording fees, title insurance costs, escrow fees, flood zone determination fee, survey fees, appraisal costs, the Lender's outside and in-house attorney's costs and fees, the Lender's document preparation fee, engineer's fee, inspecting architect's fee, environmental audit and site inspection fees, and any and all other costs of the Lender in connection with this Commitment and the Phase II Loan.

LATE FEE:           For  any  payment  of  principal  or  interest   made  later
                    than five (5) days following the due date, Borrower shall pay a late fee equal to the greater of four percent (4%) of the amount of such payment or Twenty-five Dollars ($25.00).

LOAN DOCUMENTS
AND SECURITY FOR
THE PHASE II LOAN:  The  Phase II  Loan  shall  be  evidenced  by  a  promissory note  (the  "Note") for  the Phase II Loan Amount and a LOAN
                                                                            ----
                    AGREEMENT, and shall be secured by:
                    ---------

                    1. A mortgage, assignment of leases and rents, security agreement and fixture filing (the "Mortgage")
                                                                      --------
                         which Mortgage shall convey to Lender (a) a first lien upon the unencumbered fee simple title to the PHASE II
                                                                        --------
                         LAND,  and the IMPROVEMENTS and easements and rights of
                         ----           ------------
                         way appurtenant thereto, which Land shall be more fully described in a legal description to be provided by the Borrower to satisfaction of the Lender, and (b) a first lien and security interest in all fixtures and personal property owned by Borrower and relating to or located on the Project, and (c) assigning all leases, subleases and other agreements relating to the use and occupancy of all or any portion of the Project, and to all present and future rents, leases, issues and profits therefrom;

                    2. A Guaranty of Payment executed by each Repayment Guarantor and pursuant to which the Repayment Guarantors jointly and severally guarantee payment of principal, interest and other amounts due under the Phase II Loan;

                    3. Such UCC Financing Statements describing the personal property relating to the Project as Lender's counsel determines are necessary to perfect or notify third parties of the security interest intended to be created in such property by the Loan Documents;

                    4.   An   Environmental   Indemnity  Agreement  executed  by
                         Borrower and the Guarantors, jointly and severally;

                    5.   A   Subordination,   Nondisturbance   and   Attornment
                         Agreement between Lender and each of the tenants under any lease(s), if applicable;

                    A collateral assignment of security agreements and contracts related to the

                         Resort:   and   collateral   assignment   of  all  sale
                         -------------------------------------------------------
                         contracts and purchase deposits (provided that Borrower
                         -------------------------------------------------------
                         shall  be  permitted  to  modify  such   contracts  and
                         -------------------------------------------------------
                         agreements  to  include terms and prices more favorable
                         -------------------------------------------------------
                         to Borrower);
                         ------------

                    6. Such other documents, instruments or certificates as the Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of the Loan Agreement and the other loan documents, and to comply with the laws of
                                ---------------
                         this State.

                    All  of  the  foregoing  documents  (the  "Loan  Documents")
                                                               ---------------
                    shall be in form and substance acceptable to the Lender and shall remain effective for as long a period of time as any part of the Phase II Loan is unpaid.

                    In   addition,  at   Closing,  Borrower  shall  deliver  the
                    opinion of Borrower's legal counsel, in form and substance acceptable to Lender and Lender's counsel, that

                    a. with respect to the Borrower, the Guarantors, the Land, and the Project, that: (a) the transactions contemplated by this Commitment do not violate any provision of any law, restriction or the document affecting the Borrower, the Guarantor(s), the Land, or the Project; (b) the Loan Documents have been duly executed and delivered, constitute legal, valid and binding obligations of the Borrower and Guarantors and are enforceable in accordance with their terms; (c) the Borrower is a validly organized and existing limited partnership under the laws of the State of Florida and qualified to do business in the State of Florida, that it has the legal capacity to own, develop and operate the Land and the Project and to perform its obligations under the Loan Documents, and that the Phase II Loan has been duly authorized by the Borrower; (d) the corporate Guarantor, as applicable, is a validly organized and existing corporation under the laws of the State of Florida and qualified to do business in the State of Florida and is duly authorized to execute and deliver the Guaranty; (e) there is no threatened or pending litigation that might affect the Phase n Loan, the Guarantors, the Land, the Project or the Borrower;
                         (f) such other matters (including an opinion with respect to zoning of the Land and the Project) concerning the Phase II Loan, the Loan Documents, the Land, the Project, the Borrower, or the Guarantor, as the Lender or its counsel may require.

                    b. A non-consolidated opinion confirming that the structure of the Loans and the organization of the Borrower and Guarantors is such that the Borrower will constitute a "special purpose, bankruptcy remote entity", separate from ALH and any other related or commonly owned entities.

APPRAISAL:          Lender  shall  receive  a   current   written  appraisal  by
                    Integra  Realty  Resources  reflecting an appraised value of
                    Phase  II,  assuming completion of the Phase I Improvements, of  no  less  than  $29,700,000.00.  The  appraisal shall be
                    updated,  at  Borrower's  cost,   as   and  when  reasonably
                    requested by Lender.


TITLE INSURANCE
POLICY: Counsel for Lender shall obtain, at Borrower's expense, an ALTA extended coverage lender's policy of title insurance meeting the requirements set out in EXHIBIT "C" attached
                                                            ----------
                    hereto by a title company satisfactory to the Lender in the Phase II Loan Amount, insuring the Lender that it has a first lien upon the Project, and including insurance against construction hens and encroachments by or upon the Project and with such endorsements as may be required by the Lender, with all so-called "Standard" exceptions deleted and containing no exceptions other than those specifically approved by the Lender (the foregoing hereinafter referred to as the "ALTA Policy").

INSURANCE:          Borrower   shall   obtain  and   maintain  either  Builder's
                    Risk  insurance  coverage  or  permanent  All Risk insurance coverage  as appropriate, satisfactory to the Lender, on the real  estate  and  personal  property securing this Phase II
                    Loan.  All  insurance  policies  shall be issued by carriers with  a Best's Insurance Reports policy holder's rating of A
                            ------------------------
                    and a financial size category of Class X and shall include a standard  mortgage clause (without contribution) in favor of and acceptable to the Lender. The policies shall provide for the  coverages  set forth in EXHIBIT "D" attached hereto and
                                                 -----------
                    any other coverage that the Lender may from time to time deem necessary:

                    Each policy shall provide that it may not be cancelled, reduced or terminated without at least thirty (30) days prior written notice to Lender. The initial policies shall be prepaid and delivered to the Lender prior to closing and all renewal policies shall be deposited with Lender as evidence of such insurance.

ENVIRONMENTAL
ASSESSMENT:         Borrower  shall  provide  evidence  (including  a  "Phase I"
                    environmental  assessment  dated  within 60 days of Closing)
                    indicating  that the Land is free from risk, in the Lender's
                    sole  judgment,   from   all  hazardous   substances,  toxic
                    substances  or  hazardous  wastes as defined by any federal, state, or local law, statute, ordinance or regulation and is free  of  all  other  contamination  which,  even  if not so regulated,  is  known  to pose a hazard to the health of any person  on  or about the Land, and that the Land is not in a
                    "Wetlands"   or  "Flood   Plain"   area,  and   contains  no
                    underground   storage   tanks  or  oil  or  gas  wells.  The
                    environmental consultant must be acceptable to the Lender and shall be directly engaged by Borrower at Borrower's cost. The Lender reserves the right, at Borrower's expense, to retain an independent consultant to review any such evidence submitted by Borrower or to conduct its own investigation of the Land.

                    In   addition,   the   Lender   may,   under   appropriate
                    circumstances consider the use of environmental insurance to mitigate the risks of certain conditions.

NON-ASSIGNABILITY
OF COMMITMENT:      This  Commitment  is  made  exclusively  to the Borrower and
                    is   not  assignable   nor   transferable   voluntarily   or
                    involuntarily  by  the  Borrower  and any such assignment or transfer  or attempted assignment, or transfer shall be null
                    and  void   and  shall   result  in  this  Commitment  being
                    automatically and simultaneously terminated.

LENDER
PARTICIPATION/
SYNDICATION:        Borrower   acknowledges   that   the   Lender  reserves  the
                    right  to  syndicate  and/or participate its interest in the
                    Phase  II  Loan and Borrower agrees to, at Lender's request,
                    execute   such   additional   promissory   notes  and  other
                    instruments as may be appropriate to evidence its obligation under the Phase n Loan to such syndicate banks as may commit, in the future, to fund a portion of the Phase II
                    Loan Amount according to the terms of the Loan Agreement.


INDEMNIFICATION:    The  Borrower  and  any  Guarantor  agree  to  indemnify and to  defend  and  hold  the  Lender  harmless against (i) any brokerage commissions or finder's fees claimed by any broker
                    or  other  party   in  connection   with   the  transactions
                    contemplated  hereby  and (ii) any losses, costs, damages or expenses  that the Lender may incur, directly or indirectly, including  attorneys'  fees, as a result of or in connection with the assertion against the Lender of any claims relating
                    to   the   presence   or   removal   of   any  environmental
                    contamination on the Project or any adjacent property.

ADDITIONAL LOAN
CONDITIONS:         1.   Borrower   and   the   Guarantor(s)   shall  submit  to
                         Lender,  at  Lender's  request:  (i) not later than one
                         hundred  eighty  (180)  days  after  the  end  of  each
                         calendar  year, annual Federal Income Tax Returns; (ii)
                         not  later  than  90  days after the end of each fiscal
                         year,  an  annual,  audited   financial  statement  (or
                         personal financial statement, as applicable to Wright),
                         and  (iii) not later than 45 days after the end of each
                         calendar  quarter  a company prepared interim financial
                         statement (as applicable to all Borrower and Guarantors
                         with the exception of Wright). Each financial statement
                         shall  be  prepared  by  a  certified public accountant
                         acceptable  to  Lender  in  accordance  with  generally
                         accepted   accounting    principles.   Each   financial
                         statement  shall  be  certified  as  true, complete and
                         correct by its preparer and by Borrower or, in the case
                         of each of the Guarantors' financial statements, by the
                         Guarantor   to   whom  it  relates.  Borrower  and  the
                         Guarantors shall provide such additional financial information Lender reasonably requires. Borrower shall during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project.


                    2. Borrower shall erect a sign on the Land indicating that the Lender is the source of financing for the Project and to use the Phase II Loan Amount, Borrower's names and Project location in any advertisement. Borrower shall pay the costs and expenses associated with such sign.

                    3. Until the Phase n Loan is paid in full, neither the Borrower nor any Guarantor(s) shall, without the prior written consent of the Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any conveyance (other than leases for portions of the Project in the ordinary course of business), sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation of, the Project (OTHER THAN TO THIRD PARTY PURCHASERS OF
                                        ----------------------------------------
                         TOWNHOMES  AND  CONDOMINIUMS  PURSUANT TO THE CONTRACTS
                         -------------------------------------------------------
                         PREVIOUSLY  FURNISHED  AND  APPROVED BY LENDER), OR any
                         ----------------------------------------------
                         interest in or portion of the Project, or any interest in the Borrower, which is effected directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise.

                    4. Provided no Event of Default exists under any of the Loan Documents at any time while the Phase II Loan remains unpaid, the Lender will permit Borrower to pay the Property insurance premiums and real estate taxes related to the Project outside of escrow during the term of the Phase n Loan. Borrower shall furnish to the Lender evidence that the insurance premiums and real estate taxes are paid, at least five (5) days prior to the last date for payment of such amounts before imposition of any penalty or interest or termination of the insurance policy, as applicable.

                    5. Upon repayment of the Phase I Loan, Borrower shall assign as additional collateral for the Loan the following collateral that will initially secure the Phase I Loan: $4,000,000.00 deposited by Borrower and/or Guarantors in a demand deposit account under the Lender's sole dominion and control. This account will be released upon full repayment of the Loan.

                    6. Lender shall have the right of first refusal with regard to any construction financing for Phase II of the Project.

                    7. A collateral assignment of all available cash flow from Phase I, after the Phase I loan is repaid in full, which cash flow shall be used to pay down the principal balance of this Loan.


ITEMS TO BE
DELIVERED
PRE-CLOSING:        Borrower  shall  furnish  the   following  documentation  to
                    the Lender at least ten (10) business days prior to Closing, all in form, substance and execution satisfactory to the
                    Lender:


                    1. Evidence that the insurance required under this Commitment has been obtained.

                    2. ALTA/ACSM Survey complying with the requirements set forth on EXHIBIT "A" attached hereto.
                                      ----------

                    3. Evidence of compliance with all applicable zoning requirements.

                    4. Evidence of availability of storm and sanitary sewers and all utilities to the Project.

                    5.   As   applicable,   certified   copy  of   Borrower's
                         Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificate of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Borrower.

                    6. As applicable, certified copy of Guarantor's Articles of Incorporation, Articles of Organization, Bylaws, Operating Agreement, Certificate of Good Standing from the Secretary of the State of Florida and resolutions authorizing the action required of the Guarantor.

                    7. Borrower's and each Guarantor's Federal Tax I.D. Number or Social Security Number.

                    8. A Commitment for the issuance of the ALTA Policy and copies of all items listed in Schedule B thereof.

                    9.   Current  financial  statements  of  the   Borrower  and
                         any Guarantors which indicate no material adverse change from those previously delivered to the Lender.

                    10.  A  copy  of  the  Lease(s)  described  on  EXHIBIT  "B"
                                                                    ------------
                         attached hereto, fully executed, and certified by the Borrower as being a true, correct and complete copy and, if applicable, a copy of the standard lease form to be used with respect to the Project.

                    11. Federal and state tax lien, judgment, UCC and pending litigation searches for the Borrower and each Guarantor for each state and county in which such entity was formed as well as the State and county in which the Project is located - in each case, not more than dated not more than sixty (60) days prior to the Phase II Loan closing.

FLOOD PLAIN
DETERMINATION:      The  Lender  shall  obtain,  at  Borrower's  cost,  a  Flood
                    Zone Certificate certifying that the Premises are not located in a special flood hazard area as identified by FEMA.

FINANCIAL
CONDITION:          As  of  the  Date  of  Closing  of  the Phase II Loan, there shall have been no material adverse change in the financial condition or credit of Borrower or any Guarantor or tenant of the Project nor in the value or condition of the Project.

COMMITMENT
EXPIRATION:         This  Commitment  is  open  for  acceptance  by the Borrower until 5:00 P.M. Orlando, Florida, Time five (5) days from the date of this Commitment. If it is not accepted and returned to the Lender with the Commitment Fee by said date, the Commitment shall immediately become null and void without further notice.

PHASE II LOAN
CLOSING DATE:       The   Phase   II  Loan   shall  be   closed  no  later  than
                    December 30, 2005, this Commitment shall immediately become null and void without further notice. As used herein, "Date of Closing" and "Closing" shall mean that day on which the Mortgage is filed for record with the appropriate county recorders or clerks, and all other conditions of this Commitment are satisfied.

                    In  addition,  pursuant  to  a  Commitment  Letter  of  even date  for  Phase I of the RESORT, (the "Phase II Loan") must
                                              ------
                    be  closed  simultaneously  with the closing of that certain construction loan in the amount of $40,000,000.00 (the "Phase I Loan") being made by Lender, at Lender's sole and absolute discretion, to: (i) TIERRA DEL SOL RESORT (PHASE
                    1), L.P., a limited partnership organized under the laws of the State of Florida; (ii) TDS TOWNHOMES (PHASE 1), LLC, a limited liability company organized under the laws of the State of Florida; (iii) COSTA BLANCA I REAL ESTATE, INC., a corporation organized under the laws of the State of Florida; (iv) TIERRA DEL SOL (PHASE 2), L.P., a limited partnership organized under the laws of Florida; (v) TDS AMENITIES, INC., a corporation organized under the laws of the State of Florida; (vi) TDS Clubhouse, Inc., a corporation organized under the laws of the State of Florida; (vii) Costa Blanca II Real Estate, LLC, a limited liability company organized under the laws of the State of Florida; (viii) Costa Blanca III Real Estate, LLC, a limited liability company organized under the laws of the State of Florida; (ix) TDS Townhomes (Phase 2), LLC, a Florida limited liability company; and (x) Tierra del Sol Resorts, Inc., a corporation organized under the laws of the State of Florida (the "Phase I Borrowers"), pursuant to that certain Commitment Letter of even date herewith executed by Lender, Phase I Borrowers, Repayment Guarantors (as defined therein) and Completion Guarantors (as defined therein).

Lender's Counsel:   The  Lender  will  be  represented  by the law firm of Foley
                    & Lardner LLP. The principal contact attorney at the firm will be Terence J. Delahunty, Jr., Esq. (Telephone
                    407.244.3252) (Fax 407.648.1743).

Modification:       This  commitment  replaces  in  its  entirety  that  certain
                    Commitment among the parties hereto dated August 15, 2005 and accepted August 16, 2005, and is issued at Borrowers' request to address various modifications to the timing and structure of the Project's development.


     The Lender's obligation under this Commitment shall be subject to satisfaction of all of the conditions contained herein. The issuance of this Commitment shall not prejudice the Lender's rights of review and approval, including without limitation, of all documents and materials heretofore delivered to the Lender by or on behalf of the Borrower.

     This Commitment shall not be binding upon the Lender unless it is accepted in writing by the Borrower as provided herein, and delivered along with the non-refundable Commitment Fee to Lender before the Commitment Expiration. The terms of this Commitment, both prior to and after acceptance by Borrower, may be waived or modified only by a written instrument signed by the Lender and shall survive the execution of the Loan Documents, to the extent not inconsistent therewith. This Commitment shall be governed by the laws of the State of Florida, without regard to principles of conflict of laws. TIME IS OF THE
ESSENCE  IN  THIS  COMMITMENT  LETTER.


                           [SIGNATURE PAGES TO FOLLOW]

                                                 KEYBANK NATIONAL ASSOCIATION

                                                 BY:/s/ Robert F. Carmichael
                                                    ------------------------
                                                    Robert F. Carmichael,
                                                    Senior Vice President
                                                    December 13, 2005

                            ACCEPTANCE OF COMMITMENT
                            ------------------------

     The undersigned hereby acknowledges receipt of the foregoing Commitment Letter this day of November, 2005, and does hereby accept all of the terms,
           --
conditions and time limitations set forth in the Commitment Letter by the execution of same and by the payment herewith to the Lender of the Commitment Fee referred to herein, which fee the undersigned acknowledges to be non-refundable.

                                            BORROWER:
                                            ---------

                                            TDS RESORT PHASE 2, L.P., a
                                            Florida limited partnership
                                            A  To Be Formed Entity


                                            BY: TDSRLP, LLC, a Florida
                                                limited liability company,
                                                general partner


                                                By: /s/ Malcolm J. Wright its
                                                    --------------------------
                                                    proposed authorized signator
                                                    --------------------------
                                                    Malcolm J. Wright,
                                                    Managing Member



                                            GUARANTORS;
                                            -----------

                                            /s/ Malcolm J. Wright
                                            -----------------------------
                                            Malcolm J. Wright



                                            AMERICAN LEISURE HOLDINGS, INC., A
                                            Florida corporation


                                            By: /s/ Malcolm J. Wright
                                               ----------------------------
                                            Its: CEO
                                               ----------------------------